Exhibit 99.2

EXECUTION COPY

Dated  28 July 2008

GRANITE MASTER ISSUER PLC

and

MORGAN STANLEY & CO. INCORPORATED

and

CANCARA ASSET SECURITISATION LIMITED

and

NORTHERN ROCK PLC

_____________________________________________________________

TERMINATION AGREEMENT
(Remarketing Agreement relating to $1,000,000,000 Series
 2005-3 Class A Notes due 2054)
_____________________________________________________________

THIS TERMINATION AGREEMENT is made on 28 July 2008 AMONG:

1.
GRANITE MASTER ISSUER PLC, a public limited company incorporated under the laws of England and Wales (registered number 5250668), whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, in its capacity as Issuer (the "Issuer");

2.
MORGAN STANLEY & CO. INCORPORATED, a corporation organised under the laws of the State of Delaware, whose registered office is at 1585 Broadway, New York, New York 10036, in its capacity as Remarketing Bank (the "Remarketing Bank");

3.
CANCARA ASSET SECURITISATION LIMITED, a Jersey, Channel Islands entity with limited liability (registered number 84185), whose registered office is at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands, in its capacity as Conditional Purchaser pursuant to the Conditional Purchase Agreement (the "Conditional Purchaser"); and

4.
NORTHERN ROCK PLC, a public limited company incorporated under the laws of England and Wales (registered number 03273685), whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its individual capacity and in its capacity as Issuer Cash Manager ("Northern Rock").

Background

(A)
Whereas, the Issuer, the Remarketing Bank, the Conditional Purchaser and Northern Rock (the "Counterparties") are parties to the Remarketing Agreement dated 31 August 2005 (the "Remarketing Agreement").

(B)	Whereas, each of the Counterparties has agreed to terminate the Remarketing Agreement and their obligations thereunder pursuant to the terms of this Termination Agreement.

1.	Definitions

1.1	In this Termination Agreement, unless specifically provided otherwise, capitalised terms shall have the meaning given to them in the Remarketing Agreement.

2.	Termination

2.1
The Counterparties agree that the Remarketing Agreement is terminated with effect from the date of this Termination Agreement and that all obligations of the Counterparties under the Remarketing Agreement are terminated with effect from such date other than those obligations which are expressed to survive the termination of the Remarketing Agreement.

2.2	Each Counterparty shall, at its own cost upon the request of any other Counterparty, do all such things as may be reasonably required to be done to give effect to this Termination Agreement.

3.	Conditions Precedent

3.1	The execution and delivery of this Termination Agreement is subject to the following conditions precedent being satisfied on or prior to the date hereof:

(a)
the execution and delivery by all parties thereto of the Termination Agreement dated 28 July 2008 relating to the Conditional Purchase Agreement dated 31 August 2005 among the Issuer, the Remarketing Bank, the Conditional Purchaser, Lloyds TSB Bank plc and Northern Rock, in its individual capacity and as Issuer Cash Manager; and

(b)
the delivery by all holders of the Class A Notes of their consent to the termination of the remarketing arrangements in respect of the Class A Notes in accordance with the terms of this Termination Agreement.

4.	General

4.1
This Termination Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

4.2	This Termination Agreement is governed by and construed in accordance with English law.

4.3
The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Termination Agreement and accordingly any legal action or proceedings arising out of or in connection with this Termination Agreement (“Proceedings”) may be brought in such courts. The parties to this Termination Agreement hereby irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the parties to this Termination Agreement and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

4.4
A person who is not a party to this Termination Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Termination Agreement but this does not affect any rights or  remedy of any person which exists or is available apart from that Act.

IN WITNESS WHEREOF this Termination Agreement has been executed by the parties hereto on the date first above written.

Signatories

SIGNED	)
on behalf of	)
GRANITE MASTER ISSUER PLC	)
(as Issuer)

By: /s/ Sharon Martin
Name: Sharon Martin
Title: Representing L.D.C. Securitisation Director No 1 Limited

SIGNED by )
MORGAN STANLEY & CO. INCORPORATED))
(as Remarketing Bank))

By: /s/ Steve D'Antonio
Name: Steve D'Antonio
Title: Managing Director

SIGNED by )
CANCARA ASSET SECURITISATION LIMITED))
(as Conditional Purchaser))

By: /s/ S.M. Hollywood
Name: S.M. Hollywood
Title: Director

SIGNED by	)
NORTHERN ROCK PLC	)
(in its individual capacity and as Issuer Cash Manager))

By: /s/ Colin Taylor
Name: Colin Taylor
Title: Company Secretary